EXHIBIT 99.1

PR Contact:    Lisa Kilborn, Avid, 978.640.3230, lisa.kilborn@avid.com
IR Contact:    Tom Fitzsimmons, Avid, 978.640.3346, tom.fitzsimmons@avid.com

Avid Provides Preliminary Third Quarter 2012 Results

BURLINGTON, MA— October 22, 2012—Avid® (NASDAQ: AVID) today reported certain preliminary financial results for the fiscal quarter ended September 30, 2012. Avid’s third quarter results are preliminary, subject to change, and expressed in approximate figures. Avid currently plans to hold a conference call on October 29, 2012 to provide additional detail and updated results for the third quarter and information as to current expectations for the fourth quarter.

The company currently expects revenues to be $125 to $127 million and the GAAP net loss to be $17 to $19 million for the three-month period ended September 30, 2012. This compares to revenue of $164.7 million and a GAAP net loss of $7.6 million for the three-month period ended September 30, 2011. The third quarter revenue includes $4 million of revenue related to the July 2012 divestitures of its video and audio consumer-focused businesses. The revenue for the on-going business for the third quarter of 2012 was $121 to $123 million, down 14% to 15% compared to on-going revenue for the third quarter of 2011 of $143 million. The company believes the decline was largely due to sales execution in the Americas region and some transitional issues related to the implementation of the strategic actions announced by the company in July 2012.

The estimated GAAP net loss for the third quarter of 2012 includes amortization of intangible assets, stock-based compensation, restructuring costs and costs and allowances related to divestitures, acquisition and other costs, and related tax adjustments collectively totaling $14 million. Excluding these items, the estimated non-GAAP net loss for the third quarter of 2012 is expected to be $3 to $5 million.

The GAAP operating loss for the third quarter of 2012 is expected to be $16 to $18 million and excluding the items identified above, except tax adjustments, totaling $14 million, the non-GAAP operating loss for the third quarter is expected to be $2 to $4 million.

The company also reported that it ended the September 30, 2012 quarter with a cash balance of $71 million and no bank debt outstanding.

EXHIBIT 99.1

Avid will hold a conference call on October 29, 2012 at 4:15 p.m. (EDT) to review its financial results for the third quarter of 2012. The call will follow the dissemination of the company’s press release on those results.

•	The dial-in number is: 719.457.2617

•	The replay number is: 719.457.0820

•	The confirmation code and replay passcode is: 4569475

•	The call will also be available via live Webcast and subsequent replay on the company's website. To listen and view slides online, please visit http://ir.avid.com.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Management considers both GAAP and non-GAAP financial results in managing our business. Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to also review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management and to compare in a consistent manner the company’s current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, terms referring to non-GAAP financial measures used in this press release, such as non-GAAP operating loss and non-GAAP net loss, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.

EXHIBIT 99.1

Use of Forward-Looking Statements
The financial results included in this release are unaudited. The contents of this release are preliminary and subject to change. This release may include forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Statements in this press release that relate to future results or events are forward-looking statements and are based on Avid’s current estimates and assumptions.  Forward-looking statements may be identified by the use of forward-looking words, such as “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “feel,” “could,” “will,” and “would,” or similar expressions. Actual results and events in future periods and for the quarter ended September 30, 2012 may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: accounting and other adjustments that may be made to the preliminary financial results; Avid’s ability to execute its strategic plan and meet customer needs; Avid's ability to realize operational and financial benefits from the sale of its consumer audio and video product lines and the reduction in workforce announced in July 2012; Avid's ability to sell its professional products through retail sales channels following the divestiture of consumer products sold through those sales channels; its ability to produce innovative products in response to changing market demand, particularly in the media industry; competitive factors; fluctuations in its revenue, based on, among other things, Avid’s performance in particular geographies, fluctuations in foreign currency exchange rates, and seasonal factors; adverse changes in economic conditions; Avid’s liquidity; and other risk factors and uncertainties disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, to live concert tours and news broadcasts. Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Sibelius®, and System 5. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Buzz.

© 2012 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products.  All other trademarks are the property of their respective owners.

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